UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 12, 2016 (May 11, 2016)

Date of Report (Date of earliest event reported)

TYLER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10485	75-2303920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5101 Tennyson Parkway

Plano, Texas 75024

(Address of principal executive offices)

(972) 713-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 11, 2016, Tyler Technologies, Inc. held its annual meeting of stockholders. The results of the matters voted on at the meeting were as follows:

With respect to the election of directors, shares were voted as follows:

Nominee	Votes for	Votes Withheld	Abstentions	Broker Non-votes
Donald R. Brattain	28,956,942	209,125	44,250	3,491,134
Glenn A. Carter	28,834,128	332,090	44,099	3,491,134
Brenda A. Cline	28,998,663	167,989	43,665	3,491,134
J. Luther King Jr	28,963,315	202,903	44,099	3,491,134
Larry D. Leinweber	27,600,583	1,564,010	45,724	3,491,134
John S. Marr Jr	28,596,161	571,081	43,075	3,491,134
Daniel M. Pope	28,988,930	177,170	44,217	3,491,134
Dustin R. Womble	27,595,713	1,571,478	43,126	3,491,134
John M. Yeaman	27,588,428	1,578,256	43,633	3,491,134

With respect to the ratification of Ernst & Young LLP as our independent auditors for fiscal year 2016, votes were as follows:

Votes for	Votes Withheld	Abstentions	Broker Non-votes
32,401,944	228,832	70,675	—

Item 8.01	Other Events

On May 11, 2016 our board of directors authorized the repurchase of up to an additional 1.5 million shares of Tyler common stock, bringing our total authorization to repurchase 2.1 million shares of Tyler common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYLER TECHNOLOGIES, INC.

Date: May 12, 2016	By:	/s/ Brian K. Miller
Brian K. Miller
Executive Vice President and Chief Financial Officer (principal financial officer)